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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-40441, 33-55264, 33-84736, 333-1040,
333-31021, 333-82459 and 333-66656), Form S-3 (File Nos. 33-89660, 333-6545 and
333-71040) and Form S-4 (File Nos. 333-650, 33-95896 and 333-87554) of Manpower
Inc. of our report dated January 28, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 24, 2003